Exhibit 99.1

Trio Petroleum Announces Lloydminster Heavy-Oil Farm-In And Multilateral Development Program With Croverro Energy

14-well multilateral development inventory across Alberta and Saskatchewan Canada combines existing production, re-entry potential and staged development designed to recycle production cash flow into future drilling

Boca Raton, Florida. - September 21, 2026 - Trio Petroleum Corp (NYSE American: TPET) (“Trio” or the “Company”), today announced the execution of farm-in and development agreement with Croverro Energy Ltd. (“Croverro”), a Calgary-based heavy-oil operator specializing in multilateral horizontal development in the Lloydminster region of Alberta and Saskatchewan.

The transaction provides Trio with a relatively low-cost option to participate in a multi-year development earning program comprising up to 14 new multilateral drilling opportunities - five in Alberta and nine in Saskatchewan - together with a re-entry and producing-property acquisition.

Trio believes the Croverro program is an important step in its previously announced strategy to build a substantially larger Canadian oil and gas business through a combination of acquisitions, development drilling and strategic operating partnerships. In parallel with development of the Croverro assets, and in furtherance of its stated growth strategy, Trio intends to continue evaluating and pursuing additional oil producing-property acquisitions and development opportunities that complement its growing Canadian portfolio.

A fundamental component of the transaction is that Croverro will remain the operator of the development program. Trio believes the combination of Croverro’s specialized multilateral drilling expertise, familiarity with the assets, a substantial inventory of development opportunities and a staged capital program designed to use cash flow from earlier production to contribute toward subsequent drilling, provides Trio with the potential foundation for a significant and scalable Canadian heavy-oil business.

Croverro - A Specialized Lloydminster Multilateral Operator

Trio’s decision to pursue the opportunity was driven not only by the expected quality and scale of the assets, but also by the opportunity to align with Croverro as operator.

Croverro has developed specialized technical and operating expertise in the application of multilateral horizontal drilling to the thin, laterally extensive heavy-oil reservoirs of the Lloydminster region.

Trio’s development approach incorporates geological interpretation, seismic data, existing well control and reservoir modelling in the design and execution of multi-leg horizontal wells intended to maximize reservoir contact and improve development efficiency.

Successful multilateral development requires precise well placement, geo-steering (meaning the practice of adjusting a drill bit’s path in real time based on downhole geological data), drilling execution and an understanding of how individual reservoir intervals behave over the producing life of a well. Croverro has made this type of development a core component of its Lloydminster heavy-oil business. For over twenty years, Croverro has generated revenues from operating multiple multilateral heavy-oil development programs in the region and has continued to attract participation in subsequent development opportunities.

“In June, we provided an update to the market on our growth strategy, and over the past several months, we have begun to implement that strategy, highlighted by our new transaction with Croverro,” commented Robin Ross, Chairman and CEO of Trio Petroleum Corp. “Trio is actively conducting extensive reviews of acquisition and development opportunities across Western Canada, supported by experienced technical and operating professionals in Calgary and the Lloydminster region. We believe the Croverro opportunity represents a strong combination of near-term development potential, scale and operating expertise that fits right into our growth plans. The program provides a substantial inventory of multilateral drilling opportunities positioned for near-term development together with existing production and re-entry potential. With Croverro remaining as operator, we believe the program provides a compelling platform for significant production growth in the Lloydminster heavy-oil region. Croverro was one of the principal reasons Trio became interested in this opportunity. We aren’t simply acquiring a collection of drilling locations; we are aligning ourselves with a highly experienced Lloydminster heavy-oil operator that has made multilateral development a core part of its business. Moreover, our out of pocket investment to capture this opportunity is relatively small compared to our cash on hand, creating the potential for a positive financial result for Trio. In short, we believe Croverro is at the forefront of applying multilateral technology to conventional heavy-oil development in the Lloydminster region, and their technical knowledge, local operating experience and demonstrated ability to drill and operate these specialized wells gives us considerable confidence in the program. Having Croverro remain as operator is critical to our strategy. We believe we have the right assets, the right development approach and, most importantly, the right operating team to execute it.”

Why Multilateral Heavy-Oil Development Matters

Multilateral wells consist of a primary horizontal wellbore with multiple lateral branches extending through the reservoir. This approach can be particularly effective in the relatively thin, laterally extensive heavy-oil reservoirs common throughout the Lloydminster region that covers areas of Alberta and Saskatchewan, Canada.

By placing multiple horizontal laterals into the reservoir from a common wellbore, an operator can substantially increase reservoir contact compared with conventional vertical development.

Greater reservoir exposure can improve oil drainage and recovery while allowing a larger volume of reservoir to be developed from a concentrated surface location. The development approach can also reduce the number of separate well sites, access roads and associated surface infrastructure that might otherwise be required to achieve comparable reservoir exposure.

Trio believes these characteristics provide the potential for:

●	Greater reservoir contact;
●	Improved recovery efficiency;
●	More barrels recovered per development dollar;
●	Improved capital efficiency;
●	Reduced surface infrastructure requirements; and
●	A smaller overall surface development footprint.

Multilateral and extended-horizontal development have become increasingly important tools in the Lloydminster heavy-oil fairway. Trio believes continued improvements in geo-steering, seismic interpretation, reservoir modelling and drilling execution will further enhance the role of multilateral technology in conventional heavy-oil development.

A Material Multi-Year Development Inventory

The contemplated program consists of 14 new multilateral drilling opportunities, to begin almost immediately and conducted over the next eighteen months consisting of:

Alberta - Five New Multilateral Wells

The Alberta inventory includes development opportunities at Lloyd South and Rivercourse across multiple heavy-oil producing intervals.

Saskatchewan - Nine New Multilateral Wells

The Saskatchewan inventory includes development opportunities at Lloyd East, Paynton, Hillmond and Marshall.

In addition to the 14 new multilateral wells, the program includes a separate Rivercourse re-entry opportunity and an oil producing-property acquisition

.

The combination provides Trio with exposure to three distinct sources of potential production growth:

●	Existing acquired production;
●	Near-term production potential from the Rivercourse re-entry; and
●	A multi-year inventory of new multilateral drilling opportunities.

This combination is intended to provide Trio with production and cash flow at different stages of the development cycle rather than relying solely upon future drilling success.

Farm-In and Participation Structure

Upon its election to participate in the initial 2-well earning program, Trio would pay Croverro a prospect fee in the amount of CAD $450,000.

Under the current development agreement, applicable projects are structured whereby Trio funds 100% of applicable development capital of approximately $1.8 million Canadian in exchange for an 80% revenue interest through payout of Trio’s costs, stepping down to a 60% interest after payout, subject to the specific ownership and participation terms applicable to each project.

Certain opportunities within the overall program carry different participation interests and will be governed by their applicable agreements.

Croverro will remain operator, maintaining continuity across geological evaluation, well design, drilling, completion, production operations and subsequent development planning.

Trio can elect not to participate in any subsequent 2-well earning program proposed by Croverro resulting in the termination of future earning program participation except in the non-participation in the Rivercourse Area. In such a case, Croverro shall refund to Trio a pro-rata share of the prospect fee for each of the remaining earning programs including the Rivercourse Area.

Mr. Ross further commented, “The Croverro program builds upon Trio’s existing Canadian operating platform in Alberta and Saskatchewan, where we have established producing operations and an experienced technical and operating team. Trio intends to leverage this existing platform as it aims to expand production through potential acquisitions, optimization of existing assets and development drilling.”

ABOUT TRIO PETROLEUM CORP

Trio Petroleum Corp (NYSE American: TPET) is an independent oil and gas company focused on the acquisition, development and optimization of oil and gas properties in North America. The Company’s strategy is centered on acquiring producing assets at attractive valuations, optimizing existing production and identifying opportunities to develop additional production through drilling and other development activities.

Cautionary Note Regarding Forward-Looking Statements

All statements in this press release of Trio and its representatives and partners that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in this press release, the words “estimates,” “believes,” “hopes,” “expects,” “intends,” “on-track”, “plans,” “anticipates,” “aim,” “goal,” or “may,” derivations of such words, and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Acts and are subject to the safe harbor created by the Acts, although not all forward-looking statements are denoted by such words. Any statements made in this press release other than those of historical fact, about an action, event or development, are forward-looking statements. In this press release, forward-looking statements relate, among other things, to the anticipated operational and financial benefits to Trio of its new agreement with Croverro as described herein, as well as Trio’s growth plans and strategies in general. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of significant risks, uncertainties, and other factors, many of which are outside of the Trio’s control, that could cause actual results to materially and adversely differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth in the Risk Factors sections of the Trio reports filed with the Securities and Exchange Commission (SEC). Copies of such documents are available on the SEC’s website, www.sec.gov and on Trio’s website at https://ir.trio-petroleum.com/sec-filings/. Accordingly, readers should not place undue reliance on any forward-looking statements. Trio undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Investor Relations Contact:

Redwood Empire Financial Communications

Michael Bayes 404 809-4172

michael@redwoodefc.com